Exhibit 5.1
Opinion of Akerman Senterfitt
regarding the legality of the common stock being registered
May 25, 2006
Technical Olympic USA, Inc.
4000 Hollywood Boulevard, Suite 500 N
Hollywood, Florida 33021
Ladies and Gentlemen:
     We have acted as counsel to Technical Olympic USA, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement relates to the registration by the Company of an additional 750,000 shares (the “Shares”) of the Company’s common stock, $.01 par value per share, issuable pursuant to the Company’s Annual and Long-Term Incentive Plan, as amended and restated as of January 1, 2006 (the “LTIP Plan”).
     In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents: (1) the Company’s Certificate of Incorporation, and amendment thereto, and the Company’s Amended and Restated Bylaws; (2) resolutions of the Company’s board of directors authorizing the registration of the Shares; (3) the LTIP Plan; (4) the Registration Statement and exhibits thereto; and (5) such other documents and instruments that we have deemed necessary for the expression of the opinions contained herein. In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies.
     Based upon the foregoing examination, we are of the opinion that the Shares have been duly authorized and, when issued, will be validly issued, fully paid and non-assessable.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Sincerely, AKERMAN SENTERFITT
/s/ Akerman Senterfitt